UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

 Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

 Pursuant to Section 13 or 15(d)

 of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 28, 2024

Twin Vee PowerCats Co.

(Exact name of registrant as specified in its charter)

Delaware	001-40623	27-1417610
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3101 S. US-1

Ft. Pierce, Florida 34982

 (Address of principal executive offices)

(772) 429-2525

 (Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.001 per share	VEEE	The Nasdaq Stock Market LLC (Nasdaq Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 4, 2024, the Board of Directors (the “Board”) of Twin Vee PowerCats Co. (the ‘Company”) appointed Michael P. Dickerson to serve as Chief Financial & Administrative Officer of the Company.

Mr. Dickerson, age 57, has 35 years of corporate experience in senior and executive level finance and operational roles, including finance & accounting, treasury, investor relations & corporate communications, risk management and other related roles. In February 2024, he served in a consulting capacity at Savannah River Logistics as their Executive Vice President, Chief Financial & Administrative Officer, and Treasurer. From August 2022 until November 2023, he served as Vice President, Investor Relations & Risk Management, at Dorman Products, Inc. (Nasdaq: DORM). From August 2018 to March 2022, he served as Vice President, Corporate Communications & Investor Relations, at Aaron’s Inc. (NYSE: AAN).

Mr. Dickerson holds a Bachelor of Science in Business Administration in Accounting from the University of Dayton in Dayton, Ohio. Additionally, he is a member of the American Institute of Certified Public Accounts (AICPA), a member of the Ohio Society of Certified Public Accountants (OSCPA), and a Senior Roundtable Member of the National Investor Relations Institute (NIRI).

In connection with his appointment, the Company entered into a five-year employment agreement (the “Employment Agreement”) with Mr. Dickerson to employ Mr. Dickerson as the Company’s Chief Financial & Administrative Officer at an annual base salary of $200,000 and is eligible to receive an annual performance cash bonus with a target amount equal to 50% of his annual base salary, based upon achievement of performance goals established by the compensation committee of Twin Vee’s Board of Directors. Pursuant to the Employment Agreement, on April 4, 2024, Mr. Dickerson received a stock option to purchase 150,000 shares of the Company’s common stock under the Company’s 2021 Amended Stock Incentive Plan (“2021 Plan”), vesting one-sixth on the date which is six months after issuance and subsequently in thirty equal monthly installments commencing on the first day of the month thereafter, subject to continued employment through each vesting date.

The Employment Agreement provides that Mr. Dickerson is eligible to participate in all benefit and fringe benefit plans generally made available to Twin Vee’s other executive officers. In addition, he is entitled to: (i) four weeks of paid vacation per year and (ii) up to $2,000 per month toward the cost of medical insurance coverage for Mr. Dickerson and his family. Further, when the Company earns $8,000,000 in top line revenue for any rolling three-month period, the Employment Agreement provides that Mr. Dickerson will receive: (i) a $1,000 a month car allowance and (iii) reimbursement of the full cost of medical insurance for coverage for Mr. Dickerson and his family.

The Employment Agreement provides that it shall continue until terminated (i) by mutual agreement; (ii) due to death or disability of Mr. Dickerson; (iii) by Mr. Dickerson upon 90 days written notice to us; (iv) by the Company for cause (as defined in the Employment Agreement); or (v) by the Company without cause.

Pursuant to the Employment Agreement, Mr. Dickerson is subject to a one-year post-termination non-compete and non-solicit of employees and clients. He is also bound by confidentiality provisions.

In the event of a termination by the Company without cause after the first three months, Mr. Dickerson will receive: an aggregate of six months of salary continuation at his then-current base annual salary, paid out in equal installments over a 6 month period.

In the event of a termination by the Company without cause or a termination by Mr. Dickerson, all further vesting of his outstanding equity awards will terminate immediately and all payments of compensation by the Company to him will terminate immediately.

The receipt of any termination benefits described above is subject to Mr. Dickerson’s execution of a release of claims in favor of the Company, a form of which is attached as an exhibit to the Employment Agreement.

In the event of Mr. Dickerson’s termination due to death or disability, Mr. Dickerson will receive full vesting for any outstanding, unvested equity awards granted under the Company’s 2021 Plan. Mr. Dickerson’s outstanding vested stock options will generally remain exercisable no longer than six months following such a termination.

There are no family relationships between Mr. Dickerson and any of the Company’s directors or executive officers, nor does Mr. Dickerson have any direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K. Other than as described above, there were no arrangements or understandings by which Mr. Dickerson was appointed as Chief Financial & Administrative Officer.

The foregoing summary of the Employment Agreement does not purport to be complete and is subject to and qualified in its entirety by reference to the full text of the Employment Agreement attached as Exhibit 10.1 to this Current Report on Form 8-K, which is incorporated herein by reference.

 Item 8.01. Other Events.

On April 5, 2024, the Company issued a press release announcing the appointment of Michael P. Dickerson as Chief Financial & Administrative Officer. A copy of the press release is attached hereto as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

The following exhibits are furnished with this Current Report on Form 8-K:

Exhibit Number	Exhibit Description
10.1	Employment Agreement by and between Twin Vee PowerCats Co. and Michael P. Dickerson
99.1	Press Release of Twin Vee PowerCats Co. dated April 5, 2024
104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within in the inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 5, 2024	TWIN VEE POWERCATS CO.

	By:	/s/ Joseph Visconti
	Name:	Joseph Visconti
	Title:	Chief Executive Officer and President

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